Exhibit 12.1

CERTIFICATION

I, Michael Luboschitz, certify that:

1.	I have reviewed this annual report on Form 20-F/A of G. Willi-Food International Ltd.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: January 21, 2020

By: /s/ Michael Luboschitz Name: Michael Luboschitz Title: Chief Executive Officer